                                                                    EXHIBIT 3.38

                           ARTICLES OF INCORPORATION
                                       OF
                         SALEM MEDIA OF LOUISIANA, INC.

     The undersigned, acting pursuant to the Business Corporation Law of Louisiana, adopts the following Articles of Incorporation.

                                   ARTICLE I

                                     NAME

     The name of the Corporation is Salem Media of Louisiana, Inc.

                                   ARTICLE II

                                    PURPOSE

     The purposes of the Corporation are to construct, own and/or operate broadcast facilities licensed by the Federal Communications Commission and to engage in any lawful activity for which corporations may be formed under the Business Corporation Law.

                                  ARTICLE III

                                    CAPITAL

     The Corporation has authority to issue an aggregate of 10,000 shares of stock, all of which are designated common stock having no par value per share.

                                   ARTICLE IV

                              SHAREHOLDER CONSENTS

     Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question which is required by law or by these Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of shareholders.

                                   ARTICLE V

                               DIRECTOR'S PROXIES

     Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

                                   ARTICLE VI

                                   REVERSION

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the board of directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article VI, to the entity who or which would be entitled thereto had such reversion not occurred.

                                  ARTICLE VII

                                  INCORPORATOR

     The name and post office address of the incorporator is:

          Leslie L. Simon
          700 Camp Street
          New Orleans, LA 70130

WITNESSES:

           /s/ Nancy D. Vickmani                                 /s/ Leslie L. Simon
--------------------------------------------          --------------------------------------------
             /s/ Jill Ledbetter                                      Incorporator
--------------------------------------------

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS


     BEFORE ME, the undersigned authority, personally came and appeared Leslie
L. Simon, to me known to be the person who signed the foregoing instrument as Incorporator, and who, having been duly sworn, acknowledged and declared, in the presence of the two witnesses whose names are subscribed above, that she signed such instrument as her free act and deed for the purposes mentioned therein.

     IN WITNESS WHEREOF, the appearer, witnesses and I have hereunto affixed our
hands on  this 14th day of April   , 1986, at New Orleans, Louisiana.
               ----        --------    --

WITNESSES:

           /s/ Nancy D. Vickmani                                   /s/ Leslie L. Simon
---------------------------------------------          ---------------------------------------------
                                                                      Incorporator
             /s/ Jill Ledbetter
---------------------------------------------

                            /s/ Michael A. Mayhall
                 ---------------------------------------------
                                 NOTARY PUBLIC

                    INITIAL REPORT BY DOMESTIC CORPORATIONS
           (To be filed when the Articles of Incorporation are filed)
                              (R.S. 1950, 12:101)
===============================================================================
State of Louisiana

Parish of Orleans

TO:    The Secretary of State
       Baton Rouge, Louisiana

Complying with R.S. 1950, 12:101, Salem Media of Louisiana, Inc., hereby makes its initial report as follows:

===============================================================================
Municipal Address of Location of its Registered Office

     700 Camp Street
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     New Orleans, Louisiana 70130
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Name & Municipal Address or Location of Each Registered Agent
     Bradford D. Carey
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     700 Camp Street
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     New Orleans, Louisiana  70130
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Name & Address of the First Directors (if selected when articles are filed)

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Dated at New Orleans, Louisiana, on the    14th    day of    April   , 1986
                                           -----             -----       --

                                                  /s/ Leslie L. Simon
                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                           (To be signed by each incorporator)